ECONODAY, INC.
CONTENT LICENSE AGREEMENT

THIS AGREEMENT dated August 1, 2006 (the "Effective Date") between Bonds Financial, Inc., a Delaware corporation ("Licensee"), located at 5337 Taylor Lane, Suite 100, Sarasota, FL 34240 and Econoday, Inc., a California corporation ("Econoday"), and located at 3685 Mt. Diablo Blvd., Suite 253, Lafayette, CA 94549 (Licensee and Econoday collectively referred to in this Agreement as the "parties".

BACKGROUND:

Licensee wishes to display certain works of authorship, data and other content (the "Content") on its web site(s) on the World Wide Web portion of the Internet (the "Site"). Econoday owns or controls copyrights and other rights with respect to the Content. Econoday intends to grant to Licensee a license of those rights on the terms and conditions of this Agreement. Therefore, Licensee and Econoday agree as follows:

AGREEMENT:

1. *License:* Subject to the other terms and conditions contained in this Agreement, Econoday hereby grants to Licensee, for the duration of the Term (as defined in Section 4), for the sole purpose of rendering the Content on the Site, the nontransferable, non-sublicenseable, non-exclusive right and license to: (a) reproduce the Content in digital form of display on the Site (alone or in combination with other works, including, but not limited to, text, data, images, photographs, illustrations, animation, graphics, video or audio segments, and hypertext links); (b) reproduce, transmit, communicate, display or distribute the Content, on or as part of the Site, by means of any technology, whether now known or hereafter to become known; and (c) to advertise and promote the Content on the Site, by whatever method and in whatever media Licensee deems appropriate, using in each case above Econoday's name and trademark as the source of the Content and including Econoday's copyright notices in connection with authorized uses of the Content. For purposes of this Agreement, "Site" refers to the web site or sites indicated on Schedule A, and "Content" refers to the description provided in Schedule A.

2. *Credit and Attribution:* The Econoday logo will appear on every page of the Site containing Content. Any page of the Site containing Content must also contain the following copyright notice: "Copyright 2007 [relevant year] Econoday, Inc. All Rights Reserved." To the extent Econoday notifies Licensee as to any use of the Econoday Content in a way that Econoday reasonably believes will have an adverse effect on the image or reputation of Econoday, Licensee will change the use of the Content to address Econoday's concern.

3 *Representations*: Licensee hereby represents and warrants that the Site will not violate any laws, regulations or ordinances, or the rights of any third party and will not give rise to any claim of such violation, including, without limitation, claims of libel, slander, defamation, copyright infringement, infringement of moral rights, trademark infringement, false designation of origin,

disparagement, violation of privacy, publicity, identity or other proprietary rights, violation of patent or shop rights, piracy or plagiarism.

Licensee hereby covenants that Licensee will not:

a) annotate, alter, copy, frame, post, publish, broadcast, redirect, enhance, modify, sell, upload, download, or in any other way reproduce the Content on any web site other than the Site;

b) load, accumulate, reproduce, use, key, scan or type any part of the Content or enter data contained within the Content for the purpose of compiling similar content or data to give, sell, rent or provide access to anyone;

c) store, copy, export or transfer the Content or any part or derivative thereof into any web site other than the Site or into any calendar management program or searchable database in Licensee's own computer or any other electronic or other device;

d) resell the Content or any part or derivative thereof; or

e) adapt, translate, export, decompile, disassemble or create derivative works of the Content or any part thereof.

4. *Term and Renewal:* The term of this Agreement (the "Term") will commence upon Effective Date and continue for a period of one year or until terminated in accordance with this Agreement. The Agreement will automatically renew for successive one-year periods, on the terms and conditions set forth in this Agreement, unless Licensee notifies Econoday at least 90 days prior to the expiration of the then-current term. Either party may terminate this Agreement upon 30 days written notice if the other party materially breaches any of the terms of this Agreement provided, however, that this Agreement will not terminate if the non-terminating party has cured the breach within a 30-day period. Upon termination or expiration of this Agreement, Licensee will immediately erase any Content from the Site and immediately pay all fees due to Econoday pursuant to this Agreement.

5. *Fees*: During the Term, and in consideration for the license granted to Licensee pursuant to this Agreement, Licensee will pay to Econoday the fees described in Schedule A.

6. *Ownership*: As between Licensee and Econoday, Licensee will be the sole owner of all intellectual property rights in the Site other than the Content. All other rights with respect to the Content (and any reproductions or derivative works thereof), whether now existing or which may hereafter come into existence, which are not expressly granted to Licensee in this Agreement, including, but not limited to, print publication, electronic publication in all media and in all formats other than those addressed in this Agreement, and video, movie and audio rights, are reserved for Econoday.

7. *Indemnity:* Each Party to this Agreement will indemnify, defend, and hold harmless the other Party, its editors, officers, employees, and agents with respect to any claim, demand, cause of

action, debt or liability, including reasonable attorneys' fees, to the extent that it is based upon a claim that, if true, would constitute a breach of any of the indemnifying Party's representations, warranties, or agreements pursuant to this Agreement. Notwithstanding the foregoing, Econoday will not be liable for any claims arising from any matter displayed on the Site by Licensee which was not contained in the Content. In claiming any indemnification pursuant to this Agreement, the Party claiming indemnification (the "Claimant") will provide the other Party with written notice of any claim which the Claimant believes requires indemnification. The Claimant may, at its own expense, assist in the defense if it so chooses, provided that the other party will control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind the Claimant will not be final without the Claimant's written consent.

8. *Limitation Liability:* EXCEPT WITH RESPECT TO LIABILITY ARISING FROM A PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER, NEITHER PARTY HERETO WILL BE LIABLE TO THE OTHER FOR DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES). IN ANY EVENT, THE LIABILITY OF LICENSOR HEREUNDER WILL NOT EXCEED THE FEES RECEIVED BY LICENSOR HEREUNDER.

9. *General.* All notices under this Agreement will be given in writing via overnight mail to the addresses set forth in paragraph one of this agreement (or such other address as either party may substitute by notice pursuant to this Agreement) and all such notices given in accordance pursuant to this Agreement will be deemed as given as of the date of mailing. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination will not affect the validity or enforceability of any other part or provision of this Agreement. The waiver by either party of any breach of any provision of the Agreement by the other party will not be construed to be either a waiver of that party's rights regarding any succeeding breach of any such provision or a waiver of the provision itself. This Agreement constitutes the entire agreement between the parties with respect to this subject matter and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be amended or modified except by an instrument in writing signed by the parties. This Agreement will be governed by and construed in accordance with the laws of the State of California without reference to its conflicts of laws provisions. Jurisdiction for litigation of any dispute, controversy or claim arising out of or in connection with this Agreement, will be only in a federal or state court having subject matter jurisdiction located in Contra Costa County, California Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between Econoday and Licensee. Neither party, by virtue of this Agreement, is authorized as an agent, employee or legal representative of the other. Except as specifically set forth in this Agreement, neither party will have the power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of this Agreement.

LICENSEE: Bonds Financial, Inc.

By: [signature]

Name: John Barry

Title: Chief Executive Officer

LICENSOR: Econoday, Inc.

By: [signature]

Name: Cynthia Parker

Title: Chief Executive Officer

SCHEDULE A

SITE: http://www.bonds.com and http://www.bondstation.com

CONTENT: Basic calendar – for view on public site
Private Calendar – for view on private password protected site

FEES

Licensee will pay to Econoday the fees as indicated below:

1. $5,000 per month, invoiced monthly

2. Invoices will be sent to:

John Barry
Executive Assistant
Bonds Financial, Inc.
1515 South Federal HWY, Suite 212
Boca Raton, FL 33432

john@bonds.com
Mobile: 941.586-7373